                                                                    EXHIBIT 10.1



================================================================================



                       UNITED ASSET MANAGEMENT CORPORATION





                $67,000,000 8.52% Senior Secured Notes, Series A,
                                Due July 25, 2005
                $75,000,000 8.52% Senior Secured Notes, Series B,
                                Due July 25, 2008
               $108,000,000 8.72% Senior Secured Notes, Series C,
                                Due July 25, 2008



                            -------------------------

                             NOTE PURCHASE AGREEMENT

                            -------------------------



                           Dated as of August 12, 1998





================================================================================

                                                    TABLE OF CONTENTS

                                              (Not a part of the Agreement)

SECTION                                                       HEADING                                                PAGE
SECTION 1.         AUTHORIZATION OF NOTES..............................................................................1


SECTION 2.         SALE AND PURCHASE OF NOTES; SECURITY................................................................1

     Section 2.1.    Sale and Purchase of Notes........................................................................1
     Section 2.2.    Security for the Notes............................................................................2

SECTION 3.         CLOSING.............................................................................................5


SECTION 4.         CONDITIONS TO CLOSING...............................................................................6

     Section 4.1.    Representations and Warranties....................................................................6
     Section 4.2.    Performance; No Default...........................................................................6
     Section 4.3.    Compliance Certificates...........................................................................6
     Section 4.4.    Opinions of Counsel...............................................................................7
     Section 4.5.    Purchase Permitted by Applicable Law, Etc.........................................................7
     Section 4.6.    Sale of Other Notes...............................................................................7
     Section 4.7.    Bank Credit Agreement, Security Documents, Etc....................................................7
     Section 4.8.    Filing and Recording..............................................................................7
     Section 4.9.    Payment of Special Counsel Fees...................................................................7
     Section 4.10.   Private Placement Numbers.........................................................................8
     Section 4.11.   Changes in Corporate Structure....................................................................8
     Section 4.12.   Proceedings and Documents.........................................................................8

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8

     Section 5.1.    Organization; Power and Authority.................................................................8
     Section 5.2.    Authorization, Etc................................................................................8
     Section 5.3.    Disclosure........................................................................................8
     Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates..................................9
     Section 5.5.    Financial Statements.............................................................................10
     Section 5.6.    Compliance with Laws, Other Instruments, Etc.....................................................10
     Section 5.7.    Governmental Authorizations, Etc.................................................................10
     Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders........................................10
     Section 5.9.    Taxes............................................................................................11
     Section 5.10.   Title to Property; Leases........................................................................11
     Section 5.11.   Licenses, Permits, Etc...........................................................................11
     Section 5.12.   Compliance with ERISA............................................................................12
     Section 5.13.   Private Offering by the Company..................................................................12
     Section 5.14.   Use of Proceeds; Margin Regulations..............................................................12


     Section 5.15.   Existing Indebtedness; Future Liens..............................................................13
     Section 5.16.   Foreign Assets Control Regulations, Etc..........................................................13
     Section 5.17.   Status under Certain Statutes....................................................................13
     Section 5.18.   Environmental Matters............................................................................13
     Section 5.19.   Pledge Agreements and Security Agreements........................................................14
     Section 5.20.   Revenue Sharing Agreements.......................................................................14

SECTION 6.         REPRESENTATIONS OF THE PURCHASER...................................................................15

     Section 6.1.    Purchase for Investment..........................................................................15
     Section 6.2.    Source of Funds..................................................................................15

SECTION 7.         INFORMATION AS TO COMPANY..........................................................................16

     Section 7.1.    Financial and Business Information...............................................................16
     Section 7.2.    Officer's Certificate............................................................................19
     Section 7.3.    Inspection.......................................................................................19

SECTION 8.         PREPAYMENT OF THE NOTES............................................................................20

     Section 8.1.    Required Prepayments.............................................................................20
     Section 8.2.    Optional Prepayments with Make-Whole Amount......................................................20
     Section 8.3.    Allocation of Partial Prepayments................................................................21
     Section 8.4.    Maturity; Surrender, Etc.........................................................................21
     Section 8.5.    Purchase of Notes................................................................................21
     Section 8.6.    Make-Whole Amount................................................................................21

SECTION 9.         AFFIRMATIVE COVENANTS..............................................................................23

     Section 9.1.    Compliance with Law..............................................................................23
     Section 9.2.    Insurance........................................................................................23
     Section 9.3.    Maintenance of Properties........................................................................23
     Section 9.4.    Payment of Taxes and Claims......................................................................23
     Section 9.5.    Corporate Existence, Etc.........................................................................24
     Section 9.6.    Nature of Business...............................................................................24
     Section 9.7.    Fixed Charges Coverage Ratio.....................................................................24

SECTION 10.        NEGATIVE COVENANTS.................................................................................24

     Section 10.1.   Transactions with Affiliates.....................................................................24
     Section 10.2.   Mergers, Consolidations and Sales of Assets......................................................24
     Section 10.3.   Additional Guaranties............................................................................29
     Section 10.4.   Limitations on Funded Debt.......................................................................29
     Section 10.5.   Limitation on Liens..............................................................................31
     Section 10.6.   Notes to Rank Pari Passu with Senior Indebtedness................................................33
     Section 10.7.   Limitations on Restrictive Agreements............................................................33

SECTION 11.        EVENTS OF DEFAULT..................................................................................33



SECTION 12.        REMEDIES ON DEFAULT, ETC...........................................................................36

     Section 12.1.   Acceleration.....................................................................................36
     Section 12.2.   Other Remedies...................................................................................36
     Section 12.3.   Rescission.......................................................................................36
     Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc................................................37

SECTION 13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................................................37

     Section 13.1.   Registration of Notes............................................................................37
     Section 13.2.   Transfer and Exchange of Notes...................................................................37
     Section 13.3.   Replacement of Notes.............................................................................38

SECTION 14.        PAYMENTS ON NOTES..................................................................................38

     Section 14.1.   Place of Payment.................................................................................38
     Section 14.2.   Home Office Payment..............................................................................38

SECTION 15.        EXPENSES, ETC......................................................................................39

     Section 15.1.   Transaction Expenses.............................................................................39
     Section 15.2.   Survival.........................................................................................40

SECTION 16.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......................................40


SECTION 17.        AMENDMENT AND WAIVER...............................................................................40

     Section 17.1.   Requirements.....................................................................................40
     Section 17.2.   Solicitation of Holders of Notes.................................................................41
     Section 17.3.   Binding Effect, Etc..............................................................................41
     Section 17.4.   Notes Held by Company, Etc.......................................................................41

SECTION 18.        NOTICES............................................................................................42


SECTION 19.        REPRODUCTION OF DOCUMENTS..........................................................................42


SECTION 20.        CONFIDENTIAL INFORMATION...........................................................................42


SECTION 21.        SUBSTITUTION OF PURCHASER..........................................................................43


SECTION 22.        MISCELLANEOUS......................................................................................44

     Section 22.1.   Successors and Assigns...........................................................................44
     Section 22.2.   Payments Due on Non-Business Days................................................................44
     Section 22.3.   Severability.....................................................................................44

     Section 22.4.   Construction.....................................................................................44
     Section 22.5.   Counterparts.....................................................................................44
     Section 22.6.   Governing Law....................................................................................44
     Section 22.7.   Environmental Indemnity and Covenant Not to Sue..................................................45

Signature.............................................................................................................46

ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A       --     INFORMATION RELATING TO PURCHASERs

SCHEDULE B       --     DEFINED TERMs

SCHEDULE 4.11    --     Changes in Corporate Structure

SCHEDULE 5.3     --     Disclosure Materials

SCHEDULE 5.4     --     Subsidiaries of the Company and Ownership of Subsidiary
                        Stock

SCHEDULE 5.5     --     Financial Statements

SCHEDULE 5.8     --     Certain Litigation

SCHEDULE 5.11    --     Patents, etc.

SCHEDULE 5.14    --     Use of Proceeds

SCHEDULE 5.15    --     Existing Indebtedness

EXHIBIT 1A       --     Form of 8.52% Senior Secured Note, Series A, due
                        July 25, 2005

EXHIBIT 1B       --     Form of 8.52% Senior Secured Note, Series B, due
                        July 25, 2008

EXHIBIT 1C       --     Form of 8.72% Senior Secured Note, Series C, due
                        July 25, 2008

EXHIBIT 2        --     Form of Subordinated Agreement/Subordinated Note

EXHIBIT 4.4(a)   --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)   --     Form of Opinion of Special Counsel for the Purchasers

                       UNITED ASSET MANAGEMENT CORPORATION
                             One International Place
                           Boston, Massachusetts 02110

             8.52% Senior Secured Notes, Series A, due July 25, 2005 8.52% Senior Secured Notes, Series B, due July 25, 2008 8.72% Senior Secured Notes, Series C, due July 25, 2008


                                                                     Dated as of
                                                                 August 12, 1998


TO EACH OF THE PURCHASERS LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     UNITED ASSET MANAGEMENT CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $67,000,000 aggregate principal amount of its 8.52% Senior Secured Notes, Series A, due July 25, 2005 (the "Series A Notes"), $75,000,000 aggregate principal amount of its 8.52% Senior Secured Notes, Series B, due July 25, 2008 (the "Series B Notes"), and $108,000,000 aggregate principal amount of its 8.72% Senior Secured Notes, Series C, due July 25, 2008 (the "Series C Notes," the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes, Series B Notes and Series C Notes shall be substantially in the forms set out in Exhibits 1A, 1B and 1C, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.     SALE AND PURCHASE OF NOTES; SECURITY.

     Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the

"Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     Section 2.2. Security for the Notes. (a) The Notes will be entitled to the benefit of and will be secured by the following contracts and agreements, each of which will be in form and substance satisfactory to you and your special counsel:

          (i) the Security Agreement dated as of May 18, 1992 made by the Company in favor of BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as amended by the First Amendment and Consent and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Security Agreement");

          (ii) the Subsidiaries Security Agreement dated as of May 18, 1992 made by UAM Holdings, UAM Trademark and UAM Investment in favor of BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as amended by the First Amendment and Consent and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Subsidiaries Security Agreement");

          (iii) the Pledge Agreement dated as of May 18, 1992 by and between the Company and BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as amended by the First Amendment and Consent and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Pledge Agreement");

          (iv) the Securities Pledge Agreement dated as of January 7, 1997, by and between the Company and BankBoston, N.A., as Collateral Agent under the Intercreditor Agreement, as amended by the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Second Pledge Agreement");

          (v) the Securities Pledge Agreement dated as of December 5, 1997, by and between the Company and BankBoston, N.A., as Collateral Agent under the Intercreditor Agreement, as amended by the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Third Pledge Agreement");

          (vi) the Subsidiaries Pledge Agreement dated as of May 18, 1992 by and between UAM Holdings and BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as amended by the First Amendment and Consent and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Subsidiaries Pledge Agreement");

          (vii) the Heitman Pledge Agreement dated as of August 25, 1993 by and between Heitman and BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as amended by the First Amendment and Consent and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Heitman Pledge Agreement");

          (viii) the UAM U.K. Holdings Pledge Agreement dated as of November 17, 1993 by and between UAM U.K. Holdings and BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, as heretofore amended, as supplemented by the Supplementary Pledge Agreement dated as of August 11, 1995 between UAM U.K. Holdings and the Collateral Agent and as supplemented by a Second Supplementary Pledge Agreement dated as of August 12, 1998 between UAM U.K. Holdings and the Collateral Agent (the "Supplementary Pledge") and as the same may be further amended, supplemented or otherwise modified from time to time (the "UAM U.K. Holdings Pledge Agreement");

          (ix) the Charge of Shares dated August 28, 1996 between UAM U.K. Holdings and BankBoston, N.A., as Collateral Agent under the Intercreditor Agreement, as amended by the Supplementary Pledge and the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "UAM U.K. Charge of Shares");

          (x) the Charge of Shares dated August 29, 1996, as amended by the Deed of Rectification, dated June 2, 1997, between Clay Finlay Inc. and BankBoston, N.A., as Collateral Agent under the Intercreditor Agreement, as amended by the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "Clay Finlay Charge of Shares");

          (xi) the Securities Pledge Agreement dated as of December 5, 1997, by and between LML Holdings, Inc. and BankBoston, N.A., as Collateral Agent under the Intercreditor Agreement, as amended by the Amendment and Consent and as the same may be further amended, supplemented or otherwise modified from time to time (the "LML Holdings Pledge Agreement");

          (xii) the Subsidiaries Guaranty dated as of the date of this Agreement made by UAM Holdings, UAM Trademark and UAM Investment in favor of the holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time (the "Subsidiaries Guaranty");

          (xiii) the Heitman Guaranty dated as of the date of this Agreement made by Heitman in favor of the holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time (the "Heitman Guaranty");

          (xiv) the UAM U.K. Holdings Guaranty dated as of the date of this Agreement made by UAM U.K. Holdings in favor of holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time (the "UAM U.K. Holdings Guaranty");

          (xv) the Clay Finlay Guaranty dated the date of this Agreement made by Clay Finlay in favor of the holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time (the "Clay Finlay Guaranty");

          (xvi) the LML Holdings Guaranty dated the date of this Agreement made by LML Holdings, Inc. in favor of the holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time (the "LML Holdings Guaranty"); and

          (xvii) the Amended and Restated Subordination Agreement dated as of the date of this Agreement made by the Company and UAM Trademark in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time (the "Trademark Subordination Agreement").

     The Security Agreement, the Subsidiaries Security Agreement, the Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement, the Subsidiaries Pledge Agreement, the Heitman Pledge Agreement, the UAM U.K. Holdings Pledge Agreement, the Clay Finlay Charge of Shares, the UAM U.K. Charge of Shares, the LML Holdings Pledge Agreement, the Trademark Subordination Agreement and any other instruments, documents, agreements referred to herein or related hereto pursuant to which the Company or any Subsidiary agrees to grant Liens in favor of the Collateral Agent for the ratable benefit of the Secured Parties are hereinafter referred to as the "Collateral Documents". The Subsidiaries Guaranty, the Heitman Guaranty, the UAM U.K. Holdings Guaranty, the Clay Finlay Guaranty, the LML Holdings Guaranty and any other guaranty executed and delivered in favor of the holders of the Notes pursuant to Section 10.3 are hereinafter collectively referred to as the "Subsidiary Guaranties." The Collateral Documents and the Subsidiary Guaranties are hereinafter collectively referred to as the "Security Documents."

     The enforcement of the rights and benefits in respect of the Security Documents and the allocation of proceeds thereof will be subject to a Collateral Agency and Intercreditor Agreement dated as of August 1, 1995, which shall be in form and substance satisfactory to you and your special counsel (the "Intercreditor Agreement") entered into by the Banks, the 1995 Institutional Investors and the Collateral Agent, to which Intercreditor Agreement you shall become a party pursuant to a First Amendment thereto in form and substance satisfactory to you and your special counsel (the "Intercreditor Agreement First Amendment").

     (b) If at any time the Company or any Subsidiary shall grant to any one or more of the Agent, the Banks or the 1995 Institutional Investors additional security of any kind or provide any one or more of the Agent, the Banks or the 1995 Institutional Investors with additional Guaranties or other credit support of any kind pursuant to the requirements of the Bank Credit Agreement or the 1995 Note Agreements, then the Company or such Subsidiary shall grant to the holders of the Notes the same security or Guaranty so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with the Banks and the 1995 Institutional Investors. All such additional Guaranties shall be given to the holders of the Notes pursuant to Section 10.3 of this Agreement. All such additional security and additional Guaranties shall be subject to the provisions of clause (d) of this Section 2.2.

     (c) The holders of the Notes acknowledge and agree that the Liens of the Collateral Documents in respect of all or any part of the Collateral therein described may be released in the manner and upon the terms and conditions provided in the Intercreditor Agreement, provided, that in the event the Liens of the Collateral Documents for any reason whatsoever re-attach pursuant to the terms and provisions of the Collateral Documents or the Bank Credit Agreement, then the Lien and security interest of the Collateral Documents shall ipso facto again secure the holders of the Notes on an equal and pro rata basis.

     (d) The holders of the Notes agree to release the obligations of any Subsidiary under any Subsidiary Guaranty to which it is a party upon the request of the Company if and to the extent the corresponding guaranties given pursuant to the Bank Credit Agreement are released and discharged, provided that no Default or Event of Default has occurred and is continuing, and provided, further, that in the event any Subsidiary shall again become obligated under or with respect to any previously discharged Subsidiary Guaranty pursuant to the terms and provisions of the Subsidiary Guaranty or the Bank Credit Agreement, then the obligations of such Subsidiary under such Subsidiary Guaranty shall ipso facto again benefit the holders of the Notes on an equal and pro rata basis. Likewise, the holders of the Notes agree to release any additional security granted by the Company or any Subsidiary to the holders of the Notes pursuant to the provisions of Section 2.2(b) upon the same terms as provided herein for the release of the obligations of any Subsidiary under any Subsidiary Guaranty.

SECTION 3.     CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hill & Barlow, One International Place, Boston, Massachusetts 02110-2607, at 10:00 a.m., Boston, Massachusetts time, at a closing (the "Closing") on August 12, 1998 or on such other Business Day thereafter on or prior to August 11, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 534-37165 at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, 02100, A.B.A. No. 011-000-390. If at the Closing the Company shall fail to tender such Notes to you as provided above in this

Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     (b) The representations and warranties of each Guaranty Subsidiary in the Security Documents to which each is a party shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 9.7 and 10.1 through 10.5 had such Sections applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. (i) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.11 have been fulfilled.

     (ii) Each Guaranty Subsidiary shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b) have been fulfilled.

     (b) Secretary's Certificate. (i) The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Other Agreements and the Security Documents to which the Company is a party.

     (ii) Each Guaranty Subsidiary shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Security Documents to which each such Guaranty Subsidiary is a party.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Hill & Barlow, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     Section 4.7. Bank Credit Agreement, Security Documents, Etc. The Bank Credit Agreement, the Security Documents, the Intercreditor Agreement, the Intercreditor Agreement First Amendment and the Revenue Sharing Agreements shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

     Section 4.8. Filing and Recording. The Collateral Documents (and/or financing statements or similar notices thereof if and to the extent permitted or required by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by you or your special counsel in order to perfect the Liens and security interests granted or conveyed thereby.

     Section 4.9. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.10. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     Section 4.11. Changes in Corporate Structure. Except as specified in
Schedule 4.11, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements, the Notes, and the Security Documents to which it is a party and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Other Agreements, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Security Documents to which it is a party constitute, and upon execution and delivery thereof each Note will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its placement agents, J.P. Morgan Securities Inc. and Deutsche Morgan Grenfell, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum dated May, 1998 (the

"Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Security Documents, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or Schedule 5.15).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes, and the Security Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens in favor of the Collateral Agent for the ratable benefit of the Secured Parties) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the Security Documents.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1981.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) Neither the Company nor any of its ERISA Affiliates maintains or has any liability with respect to any Plan that is subject to Title IV of ERISA.

     (c) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (d) The execution and delivery of this Agreement and the Security Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of the Closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Pledge Agreements and Security Agreements. (a) The provisions of each of the Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement, the Subsidiaries Pledge Agreement, the Heitman Pledge Agreement, the LML Holdings Pledge Agreement, the Clay Finlay Charge of Shares, the UAM U.K. Charge of Shares and the UAM U.K. Holdings Pledge Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Company, UAM Holdings, Heitman, Clay Finlay, LML Holdings or UAM U.K. Holdings, as the case may be, in the Pledged Stock described therein, and when the Collateral Agent receives possession of the stock certificates representing the shares of Pledged Stock with respect to which the Collateral Agent has been granted a first priority security interest, registered in the name of the Collateral Agent or otherwise accompanied by undated stock powers duly executed in blank, the Pledge Agreement, the Second Pledge Agreement and the Third Pledge Agreement shall constitute a fully perfected and continuing first priority Lien on and security interest in all right, title and interest of the Company in the Pledged Stock. The interest of the Collateral Agent in the Pledged Stock has been duly registered on the books and records of each of the issuers thereof.

     (b) The provisions of each of the Security Agreement and the Subsidiaries Security Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Company, UAM Holdings, UAM Trademark and UAM Investment, as the case may be, in collateral described therein and constitute and shall continue to constitute a fully perfected and continuing first priority Lien on and security interest in all right, title and interest of the Company, UAM Holdings, UAM Trademark and UAM Investment, as the case may be, in such collateral with respect to which a security interest may be perfected by filing of financing statements under the Uniform Commercial Code.

     Section 5.20. Revenue Sharing Agreements. The Revenue Sharing Agreements have each been duly executed and delivered by the Company and by each Subsidiary party thereto, and each is in full force and effect and has not been amended in any manner during the period from the date each was delivered to the Purchasers through the date hereof except as previously disclosed to the Purchasers in writing. The representations and warranties of the Company and of the Subsidiaries contained in each Revenue Sharing Agreement are true and correct in all material respects.

SECTION 6.     REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     If you or any subsequent transferee of the Notes indicates that it or such transferee is relying on any representation contained in paragraphs (b), (c) or
(e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this
Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.     INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or any Subsidiary to perform its obligations hereunder and under the Notes, and the Security Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations, if any) required in order to establish whether the Company was in compliance with the requirements of Section 9.7, 10.2, 10.4 or 10.5 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.     PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments.

     (a) Series A Notes. No regularly scheduled prepayment of the principal of the Series A Notes is required prior to their date of maturity.

     (b) Series B Notes. On July 25, 2002 and on each July 25th thereafter to and including July 25, 2007, and at maturity, the Company will prepay $10,714,286 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or purchase of the Series B Notes permitted by
Section 8.5 the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

     (c) Series C Notes. No regularly scheduled prepayment of the principal of the Series C Notes is required prior to their date of maturity.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, each series of the Notes, in an amount not less than 10% of the aggregate principal amount of each series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of each series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated (a) among each series of the Notes in proportion to the aggregate principal amount outstanding of such series of the Notes and (b) pro rata among all of the holders of each series of the Notes at the time outstanding.

     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and the regulations, rules, orders, decrees and directives from time to time promulgated by the Securities and Exchange Commission, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     Section 9.7. Fixed Charges Coverage Ratio. The Company will at all times keep and maintain the ratio of Consolidated Net Earnings Available for Fixed Charges for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges for such four fiscal quarter period at not less than 2.50 to 1.00.

SECTION 10.    NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.2. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

          (i) any Subsidiary may merge or consolidate with or into the Company or any Substantially-Owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (ii) any Substantially-Owned Subsidiary may consolidate with or be a party to a merger with any Person in a transaction the purpose of which is for such Substantially-Owned Subsidiary to acquire all of the outstanding capital stock of such Person;

          (iii) any Subsidiary may sell or otherwise dispose of (including by way of liquidation or dissolution) all or substantially all of its assets; provided that each such sale or disposition of assets shall be made in compliance with the terms and provisions of Sections 10.2(b) and 10.2(c), as applicable;

          (iv) the Company may consolidate or merge with or into any other corporation if (A) the corporation which results from such consolidation or merger (the "surviving corporation") is either (1) the Company or (2) a corporation organized under the laws of any state of the United States or the District of Columbia which expressly assumes in writing the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement, and the Security Documents to be performed or observed by the Company, and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (B) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist and (2) the surviving corporation would be permitted by the provisions of Section 10.4 to incur at least $1.00 of additional Funded Debt;

          (v) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if
     (A) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (B) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement, and the Security Documents to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (C) at the time of such sale or disposition and immediately after giving effect thereto,
     (1) no Default or Event of Default would exist and (2) the acquiring corporation would be permitted by the provisions of Section 10.4 to incur at least $1.00 of additional Funded Debt.

     (b) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Sections 10.2(a)(v) and 10.2(c)); provided that the foregoing restrictions do not apply to:

          (i) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Substantially-Owned Subsidiary; or

          (ii) the transfer of assets of the Company to a Substantially-Owned Subsidiary, provided that such transfer of assets is made substantially concurrently with the acquisition of such assets by the Company; or

          (iii) the sale, lease, transfer or other disposition of assets for cash or other tangible or intangible property to a Person or Persons other than an Affiliate if all of the following conditions are met:

               (A) such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the immediately preceding twelve-month period (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal quarter;

               (B) the sale is for fair value and is in the best interests of the Company or the relevant transferor Subsidiary, as the case may be,
          (1) in the opinion of a Responsible Officer of the Company if the aggregate sale price of such assets is $2,500,000 or less or (2) in the opinion of the Company's Board of Directors if the aggregate sale price of such assets is more than $2,500,000; and

               (C) immediately after the consummation of the transaction and after giving effect thereto, (1) no Default or Event of Default would exist, and (2) the Company would be permitted by the provisions of
          Section 10.4 to incur at least $1.00 of additional Funded Debt;

     provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (y) the acquisition of similar assets useful and intended to be used in the operation of the business of the Company and its

     Subsidiaries as described in Section 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (z) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Funded Debt of the Company; provided, further, that during the period from the date of any such asset sale to the date of final application of proceeds in compliance with the requirements of this Section 10.2(b)(iii) (which period may not exceed twelve months of the date of such sale), the Company shall not prepay any Senior Funded Debt with the proceeds of such asset sale to an extent greater than the pro rata share the holder or holders of such Senior Funded Debt would have been entitled to if the Company had applied, on the date of such asset sale, all such proceeds to the pro rata prepayment of Senior Funded Debt of the Company in the manner required by clause (z) above and provided, further, that until the Company has satisfied the requirements contained in the first proviso of this Section 10.2(b)(iii) with respect to any assets sold or otherwise disposed of which are in excess of what is otherwise permitted by clause (A) of this Section 10.2(b)(iii), the Company shall not sell or otherwise dispose of any other assets. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2.

     Computations pursuant to this Section 10.2(b) shall include dispositions made pursuant to Section 10.2(c) and computations pursuant to Section 10.2(c) shall include dispositions made pursuant to this Section 10.2(b).

     (c) The Company will not, and will not permit any Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section 10.2(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (i)  the issue of directors' qualifying shares; or

          (ii) the sale or other disposition by a Subsidiary of Subsidiary Stock to the Company or any Wholly-Owned Subsidiary or, in the case of Subsidiary Stock of a Subsidiary formed or acquired after the date of Closing, to the Company or any Substantially-Owned Subsidiary; or

          (iii) the sale or other disposition by the Company of Subsidiary Stock to any Wholly-Owned Subsidiary or, in the case of Subsidiary Stock of a Subsidiary formed or acquired after the date of Closing, to any Substantially-Owned Subsidiary; or

          (iv) the issue of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary or, in the case of Subsidiary Stock of a Subsidiary formed or acquired after the date of Closing, to the Company or any Substantially-Owned Subsidiary; provided that concurrently with the issuance of such Subsidiary Stock the Company shall have complied with all of the terms and provisions relating to the granting of a security interest in Subsidiary Stock to the Collateral Agent as required by the Collateral Documents and the Bank Credit Agreement; or

          (v) the pledge of Subsidiary Stock to the Collateral Agent pursuant to the Collateral Documents and the Bank Credit Agreement; or

          (vi) the sale, lease, transfer or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of all or any part of the Investment of the Company and its other Subsidiaries in any Subsidiary if all of the following conditions are met:

               (A) the assets (valued at net book value) of such Subsidiary do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the immediately preceding twelve-month period (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) of such Subsidiary do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal quarter;

               (B) the sale is for fair value and is in the best interests of the Company or the relevant transferor Subsidiary, as the case may be,
          (1) in the opinion of a Responsible Officer of the Company if the aggregate sale price of such Investment is $2,500,000 or less or (2) in the opinion of the Company's Board of Directors if the aggregate sale price of such Investment is more than $2,500,000; and

               (C) immediately after the consummation of the transaction and after giving effect thereto, (y) no Default or Event of Default would exist, and (z) the Company would be permitted by the provisions of
          Section 10.4 to incur at least $1.00 of additional Funded Debt;

     provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (y) the acquisition of similar assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (z) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Funded Debt of the Company; provided, further, that during the period from the date of any such asset sale to the date of final application of proceeds in compliance with the requirements of this Section 10.2(c)(vi) (which period may not exceed twelve months of the date of such sale), the Company shall not prepay any Senior Funded Debt with the proceeds of such asset sale to an extent greater than the pro rata share the holder or holders of such Senior Funded Debt would have been entitled to if the Company had applied, on the date of such asset sale, all such proceeds to the pro rata prepayment of Senior Funded Debt of the Company in the manner required by clause (z) above and, provided, further, that until the Company has satisfied the requirements contained in the first proviso of this Section 10.2(c)(vi) with respect to any assets sold or otherwise disposed of which are in excess of what is otherwise permitted by clause (A) of this Section 10.2(c)(vi), the Company shall not sell or otherwise dispose of any other assets. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2.

     Computations pursuant to this Section 10.2(c) shall include dispositions made pursuant to Section 10.2(b) and computations pursuant to Section 10.2(b) shall include dispositions made pursuant to this Section 10.2(c). Nothing in this Section 10.2(c) shall be deemed or construed to prohibit any transaction permitted by Section 10.2(a).

     Section 10.3. Additional Guaranties. If at any time, pursuant to the terms and conditions of the Bank Credit Agreement, any existing or newly acquired or formed Subsidiary grants to any one or more of the Agent or the Banks, a guaranty of obligations owing under the Bank Credit Agreement, the Company shall cause such Subsidiary to execute and deliver to the holders of the Notes a Guaranty in substantially the same form as the guaranty agreement delivered to the Agent or the Banks, or any one or more of them, and the Company shall deliver, or shall cause to be delivered, to the holders of the Notes (a) all such certificates, resolutions, legal opinions and other related items in substantially the same forms as those delivered to and accepted by the Agent or the Banks, as the case may be, and (b) all such amendments to this Agreement, the Subsidiaries Guaranties, and the Security Documents as may reasonably be deemed necessary by the holders of the Notes in order to reflect the existence of such additional Guaranty of the Notes. All such Guaranties shall be subject to the provisions of Section 2.2(d) of this Agreement.

     Section 10.4. Limitations on Funded Debt. (a) The Company will at all times keep and maintain Consolidated Operating Cash Flow for the immediately preceding four fiscal quarters at least equal to the relevant percentage of Consolidated Senior Funded Debt hereinafter specified during the applicable period set forth below:

                                                CONSOLIDATED OPERATING CASH FLOW
                                                   AS A MINIMUM PERCENTAGE OF
         DURING THE PERIOD:                     CONSOLIDATED SENIOR FUNDED DEBT:

July 25, 1998 to and including
December 31, 1999                                         15.0%

January 1, 2000 to and including
December 31, 2000                                         18.0%

January 1, 2001 and thereafter                            20.0%


     (b) The Company will at all times keep and maintain Consolidated Operating Cash Flow for the immediately preceding four fiscal quarters at least equal to the relevant percentage of Consolidated Funded Debt hereinafter specified during the applicable period set forth below:

                                                  CONSOLIDATED OPERATING CASH
                                                  FLOW AS A MINIMUM PERCENTAGE
         DURING THE PERIOD:                        OF CONSOLIDATED FUNDED DEBT:
July 25, 1998 to and including
December 31, 1998                                            12.0%

January 1, 1999 to and including
December 31, 1999                                            13.5%

January 1, 2000 and thereafter                               15.0%

     (c) The Company will not at any time permit the sum of (i) the aggregate amount of all Funded Debt secured by Liens permitted by Section 10.5(j) plus
(ii) the aggregate amount of all Funded Debt of Subsidiaries to exceed $63,000,000.

     (d)  The Company shall not effect or permit any change in or amendment to
(i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Notes or (ii) the terms relating to the repayment of any Subordinated Indebtedness (other than (1) any extensions of the date of payment therefor, (2) any reductions in the amount thereof, or (3) reductions in the rate at which interest or other fees are payable to the holders thereof in connection therewith).

     (e) The Company shall not directly or indirectly make any payment of any principal of or any redemption, retirement, defeasance or repurchase, in whole or in part, of any Subordinated Indebtedness or pledge any collateral therefor, except payments required by the instruments evidencing such Subordinated Indebtedness, provided that nothing shall preclude the Company from permitting the conversion of any Subordinated Indebtedness to equity by exercise of warrants or otherwise (in accordance with its terms).

     Section 10.5. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by
     Section 9.4;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Substantially-Owned Subsidiary;

          (f) Liens of the Collateral Documents, and other Liens given to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the terms and provisions and upon the conditions set forth in the Security Documents or the Bank Credit Agreement;

          (g)  Liens existing as of the date of the Closing and described in
     Schedule 5.15;

          (h) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of real or personal property or the cost of construction or improvements to real or personal property, in any such case, useful and intended to be used in carrying on the business of the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved,
     (ii) such Lien shall have been created or incurred within 120 days after the date of acquisition or purchase or the date of completion of construction or improvement of such real or personal property, as the case may be, (iii) at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Funded Debt secured by Liens on such real or personal property, as the case may be (whether or not assumed by the Company or a Subsidiary) shall not exceed an amount equal to 100% of the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or fair market value of such real or personal property (as determined in good faith by the Board of Directors of the Company), (iv) all such Funded Debt shall have been incurred within the applicable limitations provided in Section 10.4, and (v) at the time of the creation, issuance, assumption, guarantee or incurrence of such Funded Debt and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

          (i) Liens affixed on real or personal property existing (i) at the time of acquisition thereof, whether or not the Funded Debt secured thereby is assumed by the Company or a Subsidiary, so long as such Lien or Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase, or (ii) on the property of a Person at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety to the Company or a Subsidiary; provided that
     (A) the amount of Funded Debt secured by such Liens shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such real or personal property (as determined in good faith by the Board of Directors of the Company), (B) all such Funded Debt shall have been incurred within the applicable limitations provided in Section 10.4, and (C) at the time of the creation, issuance, assumption, guarantee or incurrence of such Funded Debt and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

          (j) Liens created or incurred after the date of the Closing given to secure Funded Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (j) hereof, provided that (i) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Section 10.4 and (ii) at the time of the creation, issuance, assumption, guarantee or incurrence of such Funded Debt and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and

          (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (h) through (j) of this Section 10.5 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Company) to which such Lien is attached.

     Section 10.6. Notes to Rank Pari Passu with Senior Indebtedness. The Company will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness which would or would purport to rank senior in right of payment to the Notes.

     Section 10.7. Limitations on Restrictive Agreements. (a) Except for the agreements described in subparagraph (d) of Schedule 5.4, the Company will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or prepay any Indebtedness owed to the Company or (ii) transfer any of its properties or assets to the Company (other than with respect to assets subject to Liens permitted by Section 10.5).

     (b) The Company will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement with any Person which in any way restricts or limits the ability of the Company to amend, modify, supplement or otherwise alter the terms applicable to the Notes or this Agreement.

SECTION 11.    EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 9.7, 10.2(b) or (c) or 10.4; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this

     Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, or by an officer of any Guaranty Subsidiary in any Subsidiary Guaranty, or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated (other than the liquidation of a Subsidiary into the Company or a Wholly-Owned Subsidiary), or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000,
     (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) an event of default under any Security Document shall have occurred and be continuing; or

          (l) for any reason any Security Document ceases to be in full force and effect or any Lien on any of the Collateral purported to be created by any Collateral Document ceases to be or is not a valid and perfected Lien to the extent and with the priority contemplated hereby or thereby (in any case, other than pursuant to a release permitted by Section 2.2(c) or (d) or pursuant to the Intercreditor Agreement or pursuant to any other action taken by the Collateral Agent under and in accordance with the terms of the Intercreditor Agreement).

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A, Exhibit 1B and Exhibit 1C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $2,500,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in lawful money of the United States of America at the principal office of the Company in Boston, Massachusetts. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.    EXPENSES, ETC.

     Section 15.1. Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Security Documents, the Intercreditor Agreement First Amendment or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Security Documents or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Security Documents or the Intercreditor Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, the Security Documents and the Intercreditor Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     (b) Without limiting the foregoing, the Company agrees to pay all fees of the Collateral Agent in connection with the preparation, execution and delivery of the Intercreditor Agreement First Amendment and Collateral Documents and the transactions contemplated thereby, including but not limited to reasonable attorneys fees; to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it under the Intercreditor Agreement and the Collateral Documents; to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Intercreditor Agreement and Collateral Documents, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Security Documents and the Intercreditor Agreement, and the termination of this Agreement, the Security Documents or the Intercreditor Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes, the Security Documents and the Intercreditor Agreement, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Security Documents shall be deemed representations and warranties of the Company under this Agreement and the Security Documents. Subject to the preceding sentence, this Agreement, the Notes, and the Security Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

     Section 17.1. Requirements. (a) This Agreement and the Notes, may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     (b) The Collateral Documents may be amended in the manner prescribed in the Intercreditor Agreement, and the Subsidiary Guaranties and the Intercreditor Agreement may be amended in the manner prescribed in each such document, and all amendments to the

Collateral Documents, the Subsidiary Guaranties and the Intercreditor Agreement obtained in conformity with such requirements shall bind all holders of the Notes.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any of the Security Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, the Security Documents or the Intercreditor Agreement, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

     This Agreement and the Security Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement, the Notes, or the Security Documents to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 22.7. Environmental Indemnity and Covenant Not to Sue. (a) The Company agrees to indemnify and hold harmless from time to time the Purchasers and each other holder of the Notes, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel and employees of each of the foregoing Persons (the "Indemnified Parties") from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages, personal injuries, property damages and liabilities to which any such Indemnified Party may become subject under any Environmental Law applicable to, and arising out of the ownership or operation by the Company or any of its Subsidiaries, of any of their respective properties, (1) as a result of the breach, violation or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries, (2) due to past ownership of any of their respective properties or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability, (3) as a result of the presence, release or disposal of Hazardous Materials by the Company or any of its Subsidiaries, or at any of their respective properties, or (4) in connection with any environmental, health or safety condition at any property of the Company or its Subsidiaries. The provisions of this Section 22.7 shall survive termination of this Agreement by payment in full of all of the Notes issued hereunder and shall survive the transfer of any Note or Notes issued hereunder.

     (b) Without limiting the provisions of clause (a) of this Section 22.7, the Company and its successors and assigns hereby waive, release and covenant not to bring against any of the Indemnified Parties any demand, claim, cost recovery action or lawsuit they may now have or which may hereafter accrue arising from (1) any Environmental Law now or hereafter enacted applicable to, and arising out of the ownership or operations of, the Company or any of its Subsidiaries, (2) the presence, use, release, storage, treatment or disposal of Hazardous Materials on or at any of the properties owned or operated by the Company or any of its Subsidiaries, (3) the breach, violation or non-compliance by the Company or any of its Subsidiaries with any Environmental Law or environmental covenant applicable to, and arising out of the ownership or operations of, the Company or any of its Subsidiaries, or (4) any environmental, health or safety condition at any property of the Company or any of its Subsidiaries.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   JACKSON NATIONAL LIFE INSURANCE COMPANY



                                   By: PPM America, Inc.,
                                       as Attorney-in-Fact on behalf of
                                       Jackson National Life Insurance Company


                                       By /s/ David Brett
                                          -------------------------------------
                                          Name: David Brett
                                          Title: M.D.


Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing



                                   TEACHERS INSURANCE AND ANNUITY
                                      ASSOCIATION OF AMERICA



                                   By  /s/ Loren S. Archibald
                                       ----------------------------------------
                                       Name: LOREN S. ARCHIBALD
                                       Title: MANAGING DIRECTOR
                                              PRIVATE PLACEMENTS



Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing



                                   KZH - SOLEIL-2 CORPORATION



                                   By  /s/ Virginia Conway
                                       ----------------------------------------
                                       Name: Virginia Conway
                                       Title: Authorized Agent




Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                   By CIGNA Investments, Inc.



                                     By  /s/ James R. Kuzemchak
                                         ---------------------------------------
                                         Name: JAMES R. KUZEMCHAK
                                         Title: MANAGING DIRECTOR




Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   LIFE INSURANCE COMPANY OF NORTH AMERICA


                                   By CIGNA Investments, Inc.



                                     By  /s/ James R. Kuzemchak
                                         ---------------------------------------
                                         Name: JAMES R. KUZEMCHAK
                                         Title: MANAGING DIRECTOR




Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts


                                   By CIGNA Investments, Inc.



                                     By  /s/ James R. Kuzemchak
                                         ---------------------------------------
                                         Name: JAMES R. KUZEMCHAK
                                         Title: MANAGING DIRECTOR




Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   THE GUARDIAN LIFE INSURANCE COMPANY OF
                                        AMERICA




                                   By  /s/ Thomas M. Donohue
                                       ----------------------------------------
                                       Name: Thomas M. Donohue
                                       Title: Vice President




Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY


                                   By: Provident Investment Management, LLC,
                                       Its Agent



                                     By  /s/ David Fussell
                                         ---------------------------------------
                                         Name: David Fussell
                                         Title: Vice President






Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   THE PAUL REVERE PROTECTIVE LIFE INSURANCE
                                        COMPANY


                                   By: Provident Investment Management, LLC,
                                       Its Agent



                                     By  /s/ David Fussell
                                         ---------------------------------------
                                         Name: David Fussell
                                         Title: Vice President






Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   PROVIDENT NATIONAL ASSURANCE COMPANY



                                   By: Provident Investment Management, LLC,
                                       Its Agent



                                     By  /s/ David Fussell
                                         ---------------------------------------
                                         Name: David Fussell
                                         Title: Vice President






Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   PRINCIPAL LIFE INSURANCE COMPANY



                                   By /s/ Christopher J. Henderson
                                      -----------------------------------------
                                      Name: CHRISTOPHER J. HENDERSON, Counsel



                                   By  /s/ Clint Woods
                                       ----------------------------------------
                                       Name: CLINT WOODS
                                       Title: COUNSEL






Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   NATIONAL LIFE INSURANCE COMPANY



                                   By  /s/ R. Scott Higgins
                                       ----------------------------------------
                                       Name: R. Scott Higgins
                                       Title: Vice President
                                              National Life Investment
                                              Management Co., Inc.





Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   LIFE INSURANCE COMPANY OF THE SOUTHWEST



                                   By  /s/ R. Scott Higgins
                                       ----------------------------------------
                                       Name: R. Scott Higgins
                                       Title: Vice President
                                              National Life Investment
                                              Management Co., Inc.





Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   INTEGRETY LIFE INSURANCE COMPANY



                                   By  /s/ Martin H. Ruby
                                       -----------------------------------------
                                       Name: Martin H. Ruby
                                       Title: Chairman & Chief Executive Officer





Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   THE TRAVELERS INSURANCE COMPANY



                                   By  /s/ Pamela Westmoreland
                                       -----------------------------------------
                                       Name: PAMELA WESTMORELAND
                                       Title: VICE PRESIDENT





Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   THE TRAVELERS LIFE AND ANNUITY COMPANY



                                   By  /s/ Pamela Westmoreland
                                       -----------------------------------------
                                       Name: PAMELA WESTMORELAND
                                       Title: VICE PRESIDENT





Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing

                                   ALLSTATE LIFE INSURANCE COMPANY



                                   By  /s/ ?????
                                       -----------------------------------------



                                   By  /s/ Robert ?????
                                       -----------------------------------------
                                       Authorized Signatories









Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   ALLSTATE LIFE INSURANCE COMPANY



                                   By  /s/ ????????????????
                                       -----------------------------------------



                                   By  /s/ ????????????????
                                       -----------------------------------------
                                       Authorized Signatories



Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      UNITED ASSET MANAGEMENT CORPORATION



                                      By /s/ William H. Park
                                         --------------------------------------
                                         Name: William H. Park
                                         Title: Executive Vice President

Accepted as of the date of Closing


                                   ALLSTATE LIFE INSURANCE COMPANY



                                   By  /s/ ????????????????
                                       -----------------------------------------



                                   By  /s/ ????????????????
                                       -----------------------------------------
                                       Authorized Signatories



Note Purchase Agreement

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agent" shall mean Morgan Guaranty Trust Company of New York, as Agent under the Bank Credit Agreement, and any successor thereto.

         "Amendment and Consent" shall mean the Amendment and Consent dated as of the date hereof by and among the Company, UAM Holdings, UAM Trademark, UAM Investment, Heitman, UAM U.K. Holdings, Clay Finlay, LML Holdings, the 1995 Institutional Investors, the Banks, the Agent and the Collateral Agent, pursuant to which, inter alia, BankBoston, N.A. has agreed to act as Collateral Agent under each of the Collateral Documents for and on behalf of the Secured Parties (as defined in the Intercreditor Agreement), and pursuant to which the Security Documents have been amended to provide that the obligations of the Company and the Guaranty Subsidiaries in respect of this Agreement, the Other Agreements, the Notes and the Subsidiary Guarantees constitute secured obligations under such Security Documents in order to secure, on a ratable basis, the Secured Parties.

         "Bank Collateral Agent" shall mean BankBoston, N.A., as Collateral Agent under the Bank Credit Agreement, and any successor thereto.

         "Bank Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 29, 1998 among the Company, Morgan Guaranty Trust Company of New York, as Agent, BankBoston, N.A., as Collateral Agent, and the several banks and other financial institutions from time to time parties thereto, including the Financing Documents (as defined therein on the date hereof), as from time to time extended, supplemented, amended, restated or otherwise modified, and including any replacement revolving credit facility.

         "Banks" means the several banks and other financial institutions from time to time parties to the Bank Credit Agreement.





                                   SCHEDULE B
                          (to Note Purchase Agreement)

         "Bank Secured Debt" means all Indebtedness of the Company and its Subsidiaries outstanding at any time and from time to time under the Bank Credit Agreement secured by the Lien of the Collateral Documents, including without limitation "Non-Facility Borrowings" as defined in, and permitted by, the Bank Credit Agreement.

         "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Boston, Massachusetts are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Clay Finlay" means Clay Finlay Inc., a New York corporation and a Subsidiary of the Company.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" means collectively (a) the Collateral as such term is defined in each of the Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement, the Subsidiaries Pledge Agreement, the Security Agreement, the Subsidiaries Security Agreement and the Heitman Pledge Agreement, (b) the Pledged Securities as such term is defined in the UAM U.K. Holdings Pledge Agreement, (c) the Charged Property as such term is defined in each of the Clay Finlay Charge of Shares and the UAM U.K. Charge of Shares, (d) the Securities Collateral as such term is defined in the LML Holdings Pledge Agreement and (e) to the extent not otherwise included in clauses (a) through (d) above, and subject to the provisions of Sections 2.2(c) and (d) any other collateral security granted, pledged or otherwise given in favor of or for the benefit of the holders of the Notes as Secured Parties pursuant to the requirements of any Security Document.

         "Collateral Agent" means BankBoston, N.A., a national banking association, as Collateral Agent for the Secured Parties.

         "Collateral Documents" is defined in Section 2.2(a).

         "Company" means United Asset Management Corporation, a Delaware corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the

Company and its Subsidiaries, and (b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capital Leases) of the Company and its Subsidiaries.

         "Consolidated Funded Debt" means all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Earnings" for any period means the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                   (b) the proceeds of any life insurance policy;

                   (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                   (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                   (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

                   (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                   (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

                   (h) earnings resulting from any reappraisal, revaluation or write-up of assets by the Company or any Subsidiary;

                   (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                   (j) any gain arising from the acquisition of any securities of the Company or any Subsidiary;

                   (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                   (l) any other extraordinary gain or loss;

all determined in accordance with GAAP.

         "Consolidated Net Earnings Available for Fixed Charges" for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings), (b) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Subsidiaries during such period and (d) Consolidated Fixed Charges during such period.

         "Consolidated Operating Cash Flow" for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings) (b) all provisions for depreciation and amortization of costs assigned to contracts acquired and other intangibles made by the Company and its Subsidiaries during such period. For purposes of any determination of Consolidated Operating Cash Flow pursuant to Section 10.4(a)(v), the Company may include, on a pro forma basis as described below, earnings plus (to the extent deducted in determining such earnings) all provisions for depreciation and amortization of costs assigned to contracts acquired of any Person acquired during the immediately preceding four fiscal quarters, for that portion of the subject four quarter fiscal period which precedes such acquisition, provided that concurrently with such determination, the Company shall have furnished to the holders of the Notes the supporting documentation described below. Pro forma earnings of any acquired Person shall be calculated for purposes of the preceding sentence in accordance with the requirements of Regulation S-X of the Securities and Exchange Commission and Accounting Principles Board Opinion No. 16, applied on a basis consistent with that used in the Company's periodic filings with the Securities Exchange Commission. Whenever Consolidated Operating Cash Flow as calculated pursuant hereto includes the adjusted pro forma earnings of an acquired Person as permitted above, supporting documentation delivered to the holders of the Notes shall include (i) all pro forma financial information and all financial statements of the acquired Person which would be required to be filed by reporting persons under Form 8-K of the Securities Exchange Commission, and (ii) a certificate of a Senior Financial Officer in form satisfactory to the holders of the Notes to the effect that such calculation of Consolidated Operating Cash Flow is true and correct and made in accordance with the forgoing provisions.

         "Consolidated Senior Funded Debt" means all Senior Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating inter-company items.

         "Consolidated Total Assets" means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City, New York, from time to time, as its "base" or "prime" rate.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Amendment and Consent" shall mean the First Amendment and Consent dated as of August 1, 1995 by and among the Company, UAM Realty Advisors, UAM Holdings, UAM Trademark, UAM Investment, Heitman, UAM U.K. Holdings, the Banks, the Agent and the Collateral Agent, pursuant to which, inter alia, BankBoston, N.A. agreed to act as Collateral Agent under each of the Collateral Documents for and on behalf of the Secured Parties (as defined in the Intercreditor Agreement prior to the Intercreditor Agreement First Amendment), and pursuant to which the Security Documents were amended to provide that the obligations of the Company and the Guaranty Subsidiaries in respect of the 1995 Note Agreements, the Other Agreements (as defined therein), the notes issued in connection therewith and the Subsidiary Guaranties constituted secured obligations under such Security Documents in order to secure, on a ratable basis, the Secured Parties.

         "Funded Debt" of any Person means (a) all Indebtedness of such Person or Indebtedness which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin, including in any event, any Indebtedness which is renewable or extendible under any revolving or similar credit agreement), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Rentals of such Person payable pursuant to any Capital Lease, and (c) all Guaranties by such Person of Funded Debt of others.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a)     the government of

                            (i) the United States of America or any State or
                   other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                   Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Subsidiary" means each of UAM Holdings, UAM Trademark, UAM Investment, Heitman, UAM U.K. Holdings, Clay Finlay and LML Holdings and any other Subsidiary executing and delivering a Subsidiary Guaranty pursuant to the requirements of Section 10.3 of this Agreement.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Heitman" means Heitman Financial Ltd., an Illinois corporation and a Subsidiary of the Company.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                   (f) Swaps of such Person; and

                   (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" is defined in Section 2.2(a).

         "Intercreditor Agreement First Amendment" is defined in Section 2.2(a).

         "Interest Expense" of the Company and its Subsidiaries for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made.

         "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in personal property to be used or consumed in the ordinary course of business.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "LML Holdings" means LML Holdings, Inc., a Delaware corporation and a Subsidiary of the Company.

         "Make-Whole Amount" is defined in Section 8.6.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes, and the Security Documents, or (c) the validity or enforceability of this Agreement, the Notes, or any of the Security Documents.

         "Memorandum" is defined in Section 5.3.

         "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting Preferred Stock at the voluntary or involuntary liquidating value of such Preferred Stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "1995 Institutional Investors" shall mean each of the holders of the Notes outstanding under the 1995 Note Agreements.

         "1995 Note Agreements" shall mean the Note Purchase Agreements, each dated as of August 1, 1995 between the Company and the Purchasers named in Schedule A thereto, as the same may from time to time be supplemented or amended.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Pledged Stock" means the shares of capital stock of Subsidiaries which are pledged by the Company, UAM Holdings, Heitman, Clay Finlay, LML Holdings or UAM U.K. Holdings, as the case may be, to the Collateral Agent pursuant to the Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement, the Subsidiaries Pledge Agreement, the Heitman Pledge Agreement, the Clay Finlay Charge of Shares, the LML Holdings Pledge Agreement, the UAM U.K. Charge of Shares or the UAM U.K. Holdings Pledge Agreement, as the case may be, and any other shares of capital stock of Subsidiaries pledged pursuant to the requirements of any Security Document.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Revenue Sharing Agreements" means all existing and future agreements among the Company, any of its Subsidiaries and Persons comprising management of any such Subsidiaries, pursuant to which a portion of the revenues generated by such Subsidiary are paid to the Company, as the same may be amended, supplemented or otherwise modified from time to time.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Secured Parties" shall mean the Secured Parties as defined in the Intercreditor Agreement as amended by the Intercreditor Agreement First Amendment.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Documents" is defined in Section 2.2(a).

         "Senior Financial Officer" means the chief financial officer or treasurer of the Company.

         "Senior Funded Debt" means any Funded Debt which is not expressed to be subordinate or junior in rank to any other Funded Debt and which by the terms of the security evidencing such Senior Funded Debt or the instrument or agreement under or pursuant to which such Senior Funded Debt is outstanding, expressly prohibits the Person which has issued such Senior Funded Debt from creating, assuming, guaranteeing or otherwise incurring any Indebtedness which would or would purport to be senior in rank to such Senior Funded Debt.

         "Subordinated Indebtedness" means the Company's (a) Subordinated Indebtedness designated as such in Schedule 5.15 and (b) all future Indebtedness incurred by the Company, which Indebtedness is specifically subordinated to payment in full of the Notes and Indebtedness owing to the Banks pursuant to documentation substantially in the form of Exhibit 2 hereto or pursuant to terms and conditions satisfactory to the Required Holders.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guaranties" is defined in Section 2.2(a).

         "Substantially-Owned Subsidiary" means, at any time, any Subsidiary eighty (80%) or more of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Substantially-Owned Subsidiaries at such time.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "UAM Holdings" means United Asset Management Holdings, Inc., a Delaware corporation and a Subsidiary of the Company.

         "UAM Investment" means UAM Investment Corporation, a Delaware corporation and a Subsidiary of the Company.

         "UAM Trademark" means United Asset Management Trademark, Inc., a Delaware corporation and a Subsidiary of the Company.

         "UAM U.K. Holdings" means United Asset Management U.K. Holdings, Inc., a Delaware corporation and a Subsidiary of the Company.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.